SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN
GPS FUNDS II AND ASSETMARK BROKERAGE, LLC

This Second Amendment is effective as of April 1, 2021, by and between GPS Funds II, a Delaware statutory trust (the “Trust”), on behalf of each of its separate series of shares (each, a “Fund” and collectively, the “Funds”) set forth on Annex A below, and AssetMark Brokerage, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the parties entered into a Distribution Agreement (the “Agreement”) dated October 31, 2016; and

WHEREAS, the parties previously amended the Agreement, effective January 1, 2018, to reflect the addition of the GuidePath® Conservative Income Fund, GuidePath® Income Fund; and GuidePath® Growth and Income Fund to Annex A of the Agreement; and

WHEREAS, the parties now wish to further amend the Agreement, in accordance with Section 12 thereof, by amending Annex A thereto to reflect the liquidation of the GuideMark® Opportunistic Fixed Income Fund, a series of the Trust; and

WHEREAS, the parties acknowledge that as of the date of this Second Amendment, the Funds will not be paying fees to the Distributor pursuant to a distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940;

NOW, THEREFORE, the parties agree as follows:

1.Annex A to the Agreement is hereby deleted and replaced with the following:

ANNEX A

GuidePath® Growth Allocation Fund GuidePath® Conservative Allocation Fund GuidePath® Tactical Allocation Fund GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund GuidePath® Flexible Income Allocation Fund GuidePath® Managed Futures Strategy Fund GuidePath® Conservative Income Fund GuidePath® Income Fund
GuidePath® Growth and Income Fund

2.Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

[Signature page follows.]

ASSETMARK BROKERAGE, LLC		GPS FUNDS II
By:	/s/ Carrie Hansen	By:	/s/ Carrie Hansen
Name & Title:	Carrie Hansen, President	Name & Title:	Carrie Hansen, President